UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2015, the independent members of Mad Catz Interactive, Inc.’s (the “Company”) Board of Directors (the “Board”) approved an executive bonus plan for the Company’s FY 2016. Bonuses awarded under the executive bonus plan will be based upon the Company’s FY 2016 operating income, as reported in the Company’s audited consolidated financial statements, compared to budgeted operating income approved by the Board on March 27, 2015. Bonuses awarded under the executive bonus plan will be based on the following formulas:

•	If less than 25% of Budgeted Operating Income is achieved, bonus equals 0% of Target Bonus.

•	If 25% up to 49.99% of Budgeted Operating Income is achieved, bonus equals 25% of Target Bonus.

•	If 50% up to 99.99% of Budgeted Operating Income is achieved, bonus equals 50% of Target Bonus.

•	If 100% of Budgeted Operating Income is achieved, bonus equals 100% of Target Bonus.

•	If greater than 100% of Budgeted Operating Income is achieved (capped at 200% of Target Bonus): % of Target Bonus Earned = (100% + ((Operating Income as a % of Budgeted Operating Income - 100%) * 1.5)).

•	Example: If 125% of Budgeted Operating Income is achieved, bonus equals 137.5% of Target Bonus.

The Target Bonus, as a percentage of base salary, for the Company’s executive officers for the Company’s FY 2016 is set forth in the following table:

Name	Title	Target Bonus Award as % of Salary
Darren Richardson	President and Chief Executive Officer	60%
Karen McGinnis	Chief Financial Officer	50%
Brian Andersen	Chief Operating Officer	50%
Whitney Peterson	Senior Vice President, Business Affairs; General Counsel; Secretary	50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer